As Filed with the Securities and Exchange Commission on May 14, 2002
                                                  Registration No. 333-________
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                            ----------------------

                                 PRIMEDIA INC.
            (Exact name of registrant as specified in its charter)

                            ----------------------

      Delaware                                13-364753
(State or other jurisdiction of    (I.R.S. Employer Identification Number)
incorporation or organization)

                               745 Fifth Avenue
                           New York, New York 10151
   (Address, including zip code, of registrant's principal executive office)

                    PRIMEDIA INC. 2001 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                           Christopher Fraser, Esq.
                                 PRIMEDIA Inc.
                               745 Fifth Avenue
                           New York, New York 10151
                                (212) 745-0100

(Name, address and telephone number, including area code, of agent for service)

                                  Copies to:
                            Gary I. Horowitz, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                           New York, New York 10017


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                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------

 Title of Securities to        Amount to be        Proposed Maximum Offering   Proposed Maximum Aggregate   Amount of Registration
      be Registered             Registered             Price Per Share(1)               Offering Price                 Fee(1)
-------------------------- --------------------- ---------------------------- ----------------------------- --------------------

 Common Stock, par value
     $ .01 per share             877,000                     $2.85                        $2,499,450                    $230
-------------------------- --------------------- ------------------------------- ----------------------------- -------------------


(1) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the book value of the Common Stock.

                               EXPLANATORY NOTE

     PRIMEDIA Inc. is filing this Registration Statement on Form S-8 to register 877,000 shares (the "Shares") of Common Stock of PRIMEDIA Inc. that were deregistered on Post-Effective Amendment No. 1 to Form S-8 (File No. 333-56300) filed on January 18, 2002. The Shares were originally registered on Registration Statement Form S-8 (File No. 333-56300) filed on February 28, 2001. The Shares are to be issued upon exercise of options granted under PRIMEDIA Inc. 2001 Stock Incentive Plan.

                                    PART I

Item 1.  Plan Information

         Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission by PRIMEDIA Inc., a Delaware corporation, are incorporated in this Registration Statement by reference:

          A. PRIMEDIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 filed on April 1, 2002;

          B. PRIMEDIA Inc.'s Current Reports on Form 8-K filed on February 26, 2002, March 22, 2002, April 4, 2002 and April 8, 2002, and Form
              8-K/A filed on April 8, 2002; and

          C. Description of PRIMEDIA "Common Stock" contained in its registration statement filed under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

     All documents filed by PRIMEDIA Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Certain legal matters in connection with the Common Stock offered hereby are being passed upon for PRIMEDIA Inc. by Simpson Thacher & Bartlett, New York, New York.

Item 6.  Indemnification of Directors and Officers

     PRIMEDIA is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

     Reference also is made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

     Article 8 of the Certificate of Incorporation of the Company provides that except under certain circumstances, directors of the Company shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director. Article 4 of the By-laws of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         4.1 Certificate of Incorporation of PRIMEDIA Inc. (formerly K-III Communications Corporation) (incorporated by reference to K-III Communications Corporation's Registration Statement on Form S-1, File No. 33-96516, as amended).

         4.2 Certificate of Amendment to Certificate of Incorporation of K-III Communications Corporation (changing name from K-III Communications Corporation to PRIMEDIA Inc.) (incorporated by reference to K-III Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-11106).

         4.4 PRIMEDIA Inc. 2001 Stock Incentive Plan (incorporated by reference from PRIMEDIA Inc.'s Registration Statement on Form S-8, File No. 333-56300).

         4.13 Form of Non-Qualified Stock Option Agreement by and between PRIMEDIA Inc. and William Day (incorporated by reference from

                  PRIMEDIA Inc.'s Registration Statement on
                  Form S-8, File No. 333-56300).

         4.15 Employment Agreement dated October 29, 2000, as amended January 16, 2001, by and between PRIMEDIA Inc., About.com, Inc. and William Day (incorporated by reference to Exhibits 99.5 and 99.9 from PRIMEDIA Inc.'s Registration Statement on Form S-4, File No. 333-51432).

         5 Opinion of Simpson Thacher & Bartlett regarding the legality of the securities being registered.

         23.1     Consent of Deloitte & Touche LLP.

         23.2     Consent of Simpson Thacher & Bartlett (included in Exhibit 5).

         24 Powers of Attorney (included on signature page to the Registration Statement).

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
             of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events
             arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of May, 2002.

                             PRIMEDIA INC.



                             By:      /s/ Beverly C. Chell
                                  ---------------------------------------
                                      Beverly C. Chell
                                      Vice Chairman and Secretary



                               POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, in the capacity or capacities indicated next to his name and acting in connection with the filing with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, of this Registration Statement on Form S-8 with respect to the issuance by PRIMEDIA Inc. (formerly K-III Communications Corporation) (the "Company") of shares, and options to purchase of shares, of the Common Stock, par value $.01 per share, of the Company pursuant to the PRIMEDIA Inc. 2001 Stock Incentive Plan, hereby constitutes and appoints Perry Golkin, Charles G. McCurdy, Michael T. Tokarz and Beverly C. Chell, and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, in any and all capacities, to sign, attest and file this Registration Statement and any and all amendments (including post-effective amendments) and exhibits thereto, and any and all applications and other documents to be filed with any governmental or private agency or official pertaining to such securities or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth below on May 14, 2002.

            Signature                           Title


   /s/ Thomas S. Rogers        Chairman, Chief Executive Officer and Director
   ---------------------------
   (Thomas S. Rogers)

   /s/ Charles G. McCurdy      President and Director
   ---------------------------
   (Charles G. McCurdy)

   /s/ Beverly C. Chell        Vice Chairman, Secretary and Director
   ---------------------------
   (Beverly C. Chell)

   /s/ Perry Golkin            Director
   ---------------------------
   (Perry Golkin)

   /s/ H. John Greeniaus       Director
   --------------------------
   (H. John Greeniaus)

   /s/ Henry Kravis            Director
   ---------------------------
   (Henry Kravis)

   /s/ Lawrence R. Rutkowski   Executive Vice President and Chief Financial
   --------------------------- Officer
   (Lawrence R. Rutkowski)

   /s/ Robert Sforzo           Senior Vice President and Controller
   ---------------------------
   (Robert Sforzo)

                                 EXHIBIT INDEX

Exhibit
Number            Description

4.1 Certificate of Incorporation of PRIMEDIA Inc. (formerly K-III Communications Corporation) (incorporated by reference to K-III Communications Corporation's Registration Statement on Form S-1, File No. 33-96516, as amended).

4.2 Certificate of Amendment to Certificate of Incorporation of K-III Communications Corporation (changing name from K-III Communications Corporation to PRIMEDIA Inc.) (incorporated by reference to K-III Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-11106).

4.4 PRIMEDIA Inc. 2001 Stock Incentive Plan (incorporated by reference from PRIMEDIA Inc.'s Registration Statement on Form S-8, File No. 333-56300).

4.13 Form of Non-Qualified Stock Option Agreement by and between PRIMEDIA Inc. and William Day (incorporated by reference from PRIMEDIA Inc.'s Registration Statement on Form S-8, File No. 333-56300).

4.15 Employment Agreement dated October 29, 2000, as amended January 16, 2001, by and between PRIMEDIA Inc., About.com, Inc. and William Day (incorporated by reference to Exhibits 99.5 and 99.9 from PRIMEDIA Inc.'s Registration Statement on Form S-4, File No. 333-51432).

5 Opinion of Simpson Thacher & Bartlett regarding the legality of the securities being registered.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of Simpson Thacher & Bartlett (included in Exhibit 5).

24        Powers of Attorney (included on signature page to the Registration
          Statement).